EXHIBIT 99.1

AAPT ANNOUNCES CONVERSION OF $639,170, INCLUDING ACCRUED INTEREST THROUGH SEPTEMBER 30, 2013, INTO EQUITY OF THE COMPANY

LOS ANGELES, CA -- (Marketwired - 0327 2014) - All American Pet Company, Inc. (OTCQB: AAPT) -- Announced today that its president and its chief executive officer have converted $639,170, including interest of $15,106 accrued and owing by the company to them as of September 30, 2013, into 290,531,696 shares of common stock pursuant to the terms of a Convertible Revolving Grid Note originally entered into by the parties in March 2012.

All American Pet Company produces, markets, and sells wellness products under proprietary brand names specifically for dogs. This news announcement contains or may contain certain "forward-looking statements" that are subject to significant risks and uncertainties. We assume no obligation or undertaking to update any forward-looking statements to reflect any changes in expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contact:
All American Pet Company, Inc.
www.allamericanpetcompany.com

Corporate Office: 310-689-7355

Investor Relations: 310-689-7357